Exhibit 99.1

FIGS Announces Retirement of Chief Financial Officer, Jeffrey Lawrence; FIGS’ Longtime Senior Vice President of Finance and Strategy, Daniella Turenshine, Appointed as Chief Financial Officer

SANTA MONICA, California, December 10, 2021 — FIGS, Inc. (NYSE: FIGS) (“FIGS” or the “Company”), the direct-to-consumer healthcare apparel and lifestyle brand, announced today that Jeffrey Lawrence, its Chief Financial Officer, has decided to retire, effective December 24, 2021. Jeff joined FIGS in December 2020, coming out of retirement to help lead FIGS’ highly successful initial public offering earlier this year.

FIGS is excited to announce that Daniella Turenshine, its Senior Vice President of Finance and Strategy, has been appointed FIGS’ Chief Financial Officer, effective December 24, 2021. Daniella joined FIGS in 2018 and led FIGS’ finance team for over two years before Jeff joined the Company, and she has continued to serve on FIGS’ senior executive team and as a leader on the finance team. Throughout her time at the Company, Daniella has been instrumental in helping FIGS achieve its unique combination of exponential revenue growth and high level of profitability. Prior to FIGS, she served as Vice President at Garnett Station Partners, a growth-oriented investment firm where she helped to build out a high-growth consumer products company. She also worked in private equity at Avista Capital Partners and in investment banking at Credit Suisse. She received her MBA from Harvard Business School and an AB in Finance and Economics from Princeton University.

“I want to thank Jeff for his contributions over the past year as he helped steward our IPO, build out our team, and set us up for success as a public company,” said Trina Spear, FIGS’ co-CEO. “I wish him all the best on behalf of the entire FIGS family.”

“As the son, husband and father of registered nurses, I have a deep respect for the healthcare community we serve and am proud of what we’ve accomplished during my tenure at FIGS, including our IPO,” said Jeff. “It has been a sincere privilege to work alongside FIGS’ management, the Board of Directors and my fellow employees. I am confident that we are well-positioned for our next phase of transformative growth under Daniella’s leadership.”

“Daniella has made a massive impact over her more than three years as a senior executive at FIGS,” said Trina. “She has proven herself to be an incredibly talented financial and strategic mind, and she has played a critical role in our rapid and profitable growth.”

“I am incredibly excited about the many opportunities that lie ahead, and what we can do to keep driving profitable growth while having an increasingly meaningful impact on the healthcare community,” said Daniella. “It’s truly an honor to help FIGS improve the lives of the healthcare professionals we serve.”

About FIGS

FIGS is a founder-led, direct-to-consumer healthcare apparel and lifestyle brand that seeks to celebrate, empower and serve current and future generations of healthcare professionals. We create technically advanced apparel and products for healthcare professionals that feature an unmatched combination of comfort, durability, function and style. We market and sell our products directly through our digital platform to provide a seamless experience for healthcare professionals.

Forward-Looking Statements

This press release contains forward-looking statements about FIGS, Inc. (the “Company”) within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “Act”) that are based on current management expectations, and which involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will”, or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. These forward-looking statements address various matters including statements regarding the Company’s potential for growth and the Chief Financial Officer transition. These statements are based on management’s current expectations and actual results may differ materially from those projected and you are cautioned not to place undue reliance on these forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the impact of COVID-19 on the Company’s operations; the Company’s ability to maintain its recent rapid growth; the Company’s ability to maintain profitability; the Company’s ability to maintain the value and reputation of its brand; the Company’s ability to attract new customers, retain existing customers, and to maintain or increase sales to those customers; the success of the Company’s marketing efforts; the Company’s ability to maintain a strong community of engaged customers and Ambassadors; negative publicity related to the Company’s marketing efforts or use of social media; the Company’s ability to successfully develop and introduce new, innovative, and updated products; the competitiveness of the market for healthcare apparel; the Company’s ability to maintain its key employees; the Company’s ability to attract and retain highly skilled personnel and senior management; risks associated with expansion into, and conducting business in, international markets; changes in, or disruptions to, the Company’s shipping arrangements; the Company’s ability to accurately forecast customer demand, manage its inventory, and plan for future expenses; the Company’s reliance on a limited number of third-party suppliers; the fluctuating costs of raw materials; the Company’s failure to protect its intellectual property rights; the fact that the operations of many of the Company’s suppliers and vendors are subject to additional risks that are beyond its control; and other risks, uncertainties, and factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 10, 2021 and in the Company’s other filings with the SEC. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances.

Contacts

Investors:

Carrie Gillard

IR@wearfigs.com

Media:

Todd Maron

press@wearfigs.com

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